                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   -----------

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported) OCTOBER 3, 2000


                                 INNERDYNE, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




          DELAWARE                  0-19707                87-0431168
----------------------------    ----------------    -----------------------
(State or other jurisdiction    (Commission File        (I.R.S. Employer
      of incorporation)             Number)            Identification No.)


1244 REAMWOOD AVENUE, SUNNYVALE, CALIFORNIA                   94089
-----------------------------------------------           ---------------
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code (408) 745-6010


                                       N/A
          ------------------------------------------------------------
          (Former name or former address if changed since last report)


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ITEM 5. CHANGES IN CONTROL OF REGISTRANT

        On October 4, 2000, the Registrant issued a joint press release with Tyco International Ltd. ("Tyco") announcing it signed an Agreement and Plan of Merger, dated October 3, 2000, by and among Tyco, Tyco Acquisition Corp. X ("Parent"), a wholly owned subsidiary of Tyco, VLMS, Inc. ("Merger Sub"), a wholly owned subsidiary of Parent and Registrant (attached hereto as Exhibit 2.1), pursuant to which (i) Parent will commence an exchange offer for all of the issued and outstanding shares of Registrant common stock, and (ii) Merger Sub will merge with and into Registrant and Registrant will become a wholly owned subsidiary of Tyco. The exchange and the merger are subject to customary closing conditions, including the termination or expiration of a waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The information contained in the agreement and plan of merger is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

   Exhibit Number                                     Description
   --------------                                     -----------
         2.1           Agreement and Plan of Merger by and among Tyco International Ltd., Tyco
                       Acquisition Corp. X, VLMS, Inc. and InnerDyne, Inc.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2000                     INNERDYNE, INC.



                                            By: /s/ William G. Mavity
                                               ---------------------------------
                                               Name: William G. Mavity
                                               Title: Chief Executive Officer


                                       3
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                                 EXHIBIT INDEX

   Exhibit Number                                     Description
   --------------                                     -----------
         2.1           Agreement and Plan of Merger by and among Tyco International Ltd., Tyco
                       Acquisition Corp. X, VLMS, Inc. and InnerDyne, Inc.